Exhibit 99.1

May 2, 2012	Edward Vallejo Vice President, Investor Relations T: 856-566-4005 edward.vallejo@amwater.com
Maureen Duffy Vice President, Communications T: 856-309-4546 maureen.duffy@amwater.com

AMERICAN WATER REPORTS SOLID FIRST QUARTER 2012 RESULTS

•	Income and earnings per share from continuing operations increased more than 20 percent quarter-over-quarter to $49.3 million and $0.28 per share

•	Revenues increased 3.7 percent, or $21.8 million, over first quarter of previous year to $618.6 million

•	Regulated Operation and Maintenance Efficiency Ratio, a non-GAAP financial measure, improved to 45.3 percent from 48.1 percent over first quarter of 2011

•	Completed outstanding portfolio optimization transactions (involving Arizona, New Mexico, Ohio and New York properties)

VOORHEES, N.J., May 2, 2012 – American Water Works Company, Inc. (NYSE: AWK), the largest publicly traded U.S. water and wastewater utility company, today reported increases in revenues, net income and earnings per share for the first quarter ended March 31, 2012, as compared to the first quarter of 2011.

“With strong year-over-year growth, American Water’s commitment to the efficient use of capital and a sharpened focus on driving operational excellence are clearly reflected in our solid first quarter results,” said Jeff Sterba, president and CEO of American Water. “So far this year we have successfully resolved five rate proceedings with annualized revenue increases of $62.6 million, improved our O&M efficiency, continued to invest in our infrastructure to ensure superior service to our customers, and closed the transactions involved in our portfolio optimization effort.”

For the three months ended March 31, 2012, the company reported income from continuing operations of $49.3 million or earnings per share of $0.28, compared with $40.7 million, or $0.23 per share, for the comparable period in 2011. Included in income and earnings per share for continuing operations in the first quarter of 2012 is a charge of $1.4 million, or $0.01 per share, related to severance costs associated with organizational streamlining.

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

For the first quarter of 2012, the company’s revenues increased 3.7 percent, or $21.8 million, over the comparable quarter in 2011 to $618.6 million. Operating expenses for the three months ended March 31, 2012, totaled $458.8 million, an increase of $5.4 million, or 1.2 percent, compared to the same period in 2011. This overall increase is mainly attributable to increases in depreciation and amortization expenses and general taxes.

Net cash provided by operating activities for the three months ended March 31, 2012, was $148.1 million compared to $161.5 million for the first quarter in 2011, mainly due to changes in working capital.

The company’s capital expenditures for the first quarter of 2012, were $233.4 million, compared to $176.4 million for the same period in the prior year. The increase is mainly attributable to increased spending on infrastructure replacement projects due to the milder winter weather, as well as expenditures associated with the company’s business transformation project and the replacement of a new water treatment facility in N.J. The company anticipates investing more than $900 million in construction and other capital projects in 2012 to help ensure reliable water and wastewater services.

Regulated Operations

American Water’s Regulated Businesses’ revenues increased by $13.6 million, or 2.6 percent, over the prior year’s period, mainly driven by new rates needed to deliver reliable services. This increase was partially offset by decreased consumption over the prior year. The Regulated Businesses’ operation and maintenance (O&M) expense decreased $7.0 million or 2.7 percent over the prior year’s period. The regulated entities showed continued improvement in their O&M efficiency ratio (a non-GAAP measure), which decreased to 45.3 percent in the first quarter of 2012 from 48.1 percent in the first quarter in 2011.

American Water’s Regulated Businesses continued to prudently invest dollars to upgrade and maintain their water systems. Increased revenues, a result of rate authorizations, were in recognition of that investment. During the first quarter, the company received authorizations in Missouri, Iowa and New York for additional annualized revenues of $32.4 million. Also during the first quarter, the company filed a general rate case in Virginia, which would generate approximately $6 million in total additional revenues if approved as filed. Subsequent to the quarter’s end, a rate authorization was received in New Jersey, granting $30.0 million in additional annualized revenue. As of May 2, the company was awaiting final orders for general rate cases in four states, totaling $101.2 million in requested additional annual revenues. The extent to which requested rate increases will be granted by the applicable regulatory agencies will vary. All annualized revenue amounts are based on current usage.

Reflecting the company’s ongoing commitment to provide reliable service to its customers, American Water anticipates investing more than $900 million in 2012 to upgrade and maintain plants, pumps and pipes, as well as for other capital projects, primarily in the Regulated Businesses. The company is in the final stages of its

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

$101 million project in Pittsburgh, Pa. to upgrade two water treatment plants and pumping capacity that will serve more than a half-million people. Work is also nearing completion for a new $75 million plant to replace a 1920s era water treatment facility in Millburn, N.J., which will serve more than 126,500 people. Both of these major projects are scheduled to be completed in the summer months.

“As the nation’s water and wastewater infrastructure continues to decline, American Water remains committed to upgrading and maintaining its systems to ensure quality and reliability for our customers,” said Sterba. “This year marks the 40th anniversary of the Clean Water Act, which serves as a reminder of how far we have come as a country in terms of protecting and preserving our water resources. But there is more work to do. The American Water Works Association’s recently released report, Buried No Longer, documents the need for $1 trillion of investment in the next 25 years to ensure the continued viability of underground water systems, and the health, economic vitality, and fire protection that is supported by them. By continually investing in our systems, as well as innovative technologies that increase efficiency and sustainability, American Water is committed to addressing these challenges.”

American Water also continued its efforts to optimize its business portfolio to ensure that it is operating in areas where it can best create value for its customers and shareholders. During the quarter, American Water completed the sale of its regulated water and wastewater systems in Arizona and New Mexico. Subsequent to the quarter, on May 1, 2012, the company became the largest investor-owned water utility in New York by completing its acquisition of seven regulated water systems in that state. This acquisition adds approximately 152,000 people in four counties to the company’s population served. American Water also completed the sale of its regulated systems in Ohio.

Market-Based Operations

American Water’s Market-Based Operations’ revenues increased by $5.2 million during the first quarter of 2012. The increase was primarily attributable to its contracts to provide water and wastewater services for military bases. The Market-Based Businesses’ O&M expenses during the first quarter increased by $3.2 million over the comparable quarter, reflecting the increases in revenue.

Quarterly Dividend

On March 1, 2012, the company paid a cash dividend of $0.23 per common share to shareholders of record as of February 3, 2012.

On February 24, 2012, American Water’s Board of Directors declared a quarterly cash dividend of $0.23 per common share, payable on June 1, 2012 to all shareholders of record as of April 20, 2012.

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

Earnings Guidance

The company’s 2012 earnings from ongoing operations are estimated to be in the range of $1.90 to $2.00 per share. The company’s earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Non-GAAP Financial Measures

This press release includes a presentation of O&M efficiency ratio, which excludes from its calculation estimated purchased water revenues and purchased water expenses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The item constitutes a “non-GAAP financial measure” under Securities and Exchange Commission (SEC) rules. This non-GAAP financial measure supplements the company’s GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of this measure is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to estimated purchased water revenues and purchased water expenses, which involve items that are not reflective of management’s ability to increase efficiency of the company’s regulated operations. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of impairment charges and estimated revenues and expenses related to purchased water.

Set forth below are tables that reconcile the non-GAAP financial measure to the most directly comparable GAAP financial measure.

First Quarter 2012 Earnings Conference Call

The first quarter 2012 earnings conference call will take place Thursday, May 3, 2012, at 9:00 a.m. Eastern Daylight Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s Web site at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through May 10, 2012, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4531958. The online archive of the webcast will be available through June 4, 2012, by accessing the Investor Relations page of the company’s Web site located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest publicly traded U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs approximately 7,000 dedicated

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

professionals who provide drinking water, wastewater and other related services to an estimated 15 million people in more than 30 states and parts of Canada. More information can be found at www.amwater.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events and may relate to, among other things, its future financial performance, including earnings, growth and portfolio optimization strategies, its ability to finance current operations and growth initiatives, trends in its industry, regulatory or legal developments, capital projects and rate adjustments. Actual results could differ materially because of factors such as the decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality, and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; the company’s ability to effect significant changes to its business processes and corresponding technology; its ability to appropriately maintain current infrastructure and manage the expansion of its business; its ability to obtain permits and other approvals for projects; delays in project completion; changes in its capital requirements; its ability to control operating expenses and to achieve efficiencies in its operations; its ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for its operations; its ability to successfully acquire and integrate water and wastewater systems that are complementary to its operations and the growth of its business or dispose of assets or regulatory systems that the company determined should no longer be part of its portfolio; cost overruns relating to improvements or the expansion of its operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on the company’s current or future debt that could increase its financing costs or affect its ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase its cost and funding requirements; migration of customers into or out of its service territories; difficulty in obtaining insurance on acceptable terms and conditions; its ability to retain and attract qualified employees; the incurrence of impairment charges; labor actions including work stoppages and strikes; and civil disturbance, terrorist threats or acts, or public apprehension about future disturbances or terrorist threats or acts.

For further information regarding risks and uncertainties associated with American Water’s business, please refer to American Water’s annual, quarterly and other SEC filings. The company undertakes no duty to update any forward-looking statement.

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Consolidated Statements of Income (Unaudited)

In thousands except per share data

	Three Months Ended March 31,
	2012	2011

Operating revenues	$618,554	$596,715

Operating expenses
Operation and maintenance	310,004	310,821
Depreciation and amortization	92,104	86,878
General taxes	57,121	55,498
(Gain) loss on asset dispositions and purchases	(413)	268

Total operating expenses, net	458,816	453,465

Operating income	159,738	143,250

Other income (expenses)
Interest, net	(79,654)	(76,191)
Allowance for other funds used during construction	4,362	2,828
Allowance for borrowed funds used during construction	2,081	1,204
Amortization of debt expense	(1,266)	(1,292)
Other, net	(616)	(1,155)

Total other income (expenses)	(75,093)	(74,606)

Income from continuing operations before income taxes	84,645	68,644
Provision for income taxes	35,393	27,945

Income from continuing operations	49,252	40,699
Loss from discontinued operations, net of tax	(7,498)	(14,466)

Net income	$41,754	$26,233

Basic earnings per common share:
Income from continuing operations	$0.28	$0.23
Loss from discontinued operations, net of tax	(0.04)	(0.08)

Net income	$0.24	$0.15

Diluted earnings per common share:
Income from continuing operations	$0.28	$0.23
Loss from discontinued operations, net of tax	(0.04)	(0.08)

Net income	$0.24	$0.15

Average common shares outstanding during the period:
Basic	175,914	175,259

Diluted	177,028	176,048

Dividends per common share	$0.23	$0.22

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AMERICAN WATER REPORTS FIRST QUARTER 2012 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Condensed Consolidated Balance Sheet Information (Unaudited)

In thousands

	March 31, 2012	December 31, 2011

Cash and cash equivalents	$9,502	$14,207
Other current assets	442,102	453,594
Total property, plant and equipment	11,139,499	11,021,098
Total regulatory and other long-term assets	2,359,131	2,357,634
Assets of discontinued operations	137,505	929,858

Total Assets	$14,087,739	$14,776,391

Short-term debt	$147,212	$515,050
Current portion of long-term debt	30,126	28,858
Other current liabilities	533,570	562,979
Long-term debt	5,369,794	5,361,084
Total regulatory and other long-term liabilities	2,745,429	2,719,070
Contributions in aid of construction	973,391	966,748
Liabilities of discontinued operations	32,781	382,218
Total stockholders’ equity	4,255,436	4,240,384

Total Capitalization and Liabilities	$14,087,739	$14,776,391

Regulated Operations and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

In thousands

	Three Months Ended March 31,
	2012	2011

Total Regulated Operation and Maintenance Expenses	$257,931	$264,953
Less: Regulated Purchased Water Expenses	22,410	20,816

Adjusted Regulated Operation and Maintenance Expenses (a)	$235,521	$244,137

Total Regulated Operating Revenues	$541,875	$528,281
Less: Regulated Purchased Water Revenues	22,410	20,816

Adjusted Regulated Operating Revenues (b)	$519,465	$507,465

Regulated Operations and Maintenance Efficiency Ratio (a)/(b)	45.3%	48.1%

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